UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

Loan Artificial Intelligence Corp.

(Exact name of registrant as specified in its charter)

Florida	000-56529	45-4895104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113 Tower 2, Lippo Centre, 89 Queensway Admiralty, Hong Kong	0000
(Address of principal executive offices)	(Zip Code)

(+852) 3703 6155

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On January 19, 2026, Loan Artificial Intelligence Corp. (the “Company”) received the resignation of Mr. Raymond Fu as the Company’s Chief Financial Officer, effective immediately. Mr. Fu will continue to serve as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors. Mr. Fu’s resignation as Chief Financial Officer was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Chief Financial Officer

On January 19, 2026, the Board of Directors of the Company appointed Mr. Bin Gao as the Company’s Chief Financial Officer, effective immediately.

Mr. Bin Gao, born March 12, 1979, earned a Bachelor’s degree in Chinese Language and Literature from Henan Radio and Television University in 2002, with academic focus on modern literary studies. Following graduation, Mr. Gao served for nearly 10 years as Senior Deputy General Manager at STAR GROUP (Taiwan), where his principal clients included GE, HP, and Dell. In 2012, Mr. Gao founded his own business.

The Company has not entered into any material compensatory arrangement in connection with Mr. Gao’s appointment as Chief Financial Officer as of the date of this Report. Any compensation arrangements, if any, will be determined by the Company in the ordinary course.

Appointment of Director

On January 19, 2026, the Board of Directors of the Company appointed Mr. Bin Gao to serve as a member of the Company’s Board of Directors, effective immediately.

There are no family relationships between Mr. Gao and any director or executive officer of the Company, and there are no transactions involving Mr. Gao requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01 — Other Events.

Update to Upper-Tier Holding Structure; No Change in Control

As of January 19, 2026, the Company’s controlling stockholder, Well Profit Holdings Limited (Hong Kong) (“Well Profit”), as the result of a private transaction not involved the Company, is ultimately owned by (i) Pacific Smart Group Limited (BVI) holding 39%, and (ii) Pacific Eternity Holdings Limited (BVI) holding 61%.

Based on information provided to the Company, Raymond Fu maintains ultimate beneficial control of Pacific Eternity Holdings Limited. Accordingly, the Company believes that this update to the upper-tier holding structure does not constitute a change in control of the Company.

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Status of Proposed Acquisition of Hong Technology Co. Limited

The Company remains engaged in advanced negotiations regarding a proposed acquisition of Hong Technology Co. Limited, a technology development company based in Hong Kong (the “Proposed Acquisition”) that was first announced via Form 8-K filed on December 1, 2025. The parties have made substantial progress in finalizing key commercial terms and are working toward definitive documentation. The Company expects to progress the Proposed Acquisition following completion of the Company’s audit process, and the Proposed Acquisition remains subject to, among other things, completion of audit and due diligence, negotiation and execution of definitive agreements, and satisfaction of customary closing conditions.

For investor clarity, the Company has included a proposed group organisation chart illustrating the anticipated post-transaction corporate structure if the Proposed Acquisition is consummated. The chart is intended as a pro forma illustration and is provided for disclosure and informational purposes only.

The Company does not intend to conduct any public offering of its securities in connection with these transactions. Any such issuance is expected to be completed solely through private placements exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and/or Regulation D or Regulation S.

There can be no assurance that definitive agreements will be executed or that the Proposed Acquisition will be consummated.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the Proposed Acquisition, anticipated timing, and expected post-transaction structure. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that definitive agreements are not executed, the audit process is delayed or results in changes to transaction terms, required conditions are not satisfied, or the transaction is not consummated. The Company undertakes no obligation to update forward-looking statements, except as required by law.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Proposed Group Organisation Chart (Proposed Group Structure)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loan Artificial Intelligence Corp.

Date: January 20, 2026	By:	/s/ Raymond Fu
Raymond Fu
CEO

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